Exhibit 99.3

CONSENT OF EVERCORE GROUP L.L.C.

May 23, 2017

The Board of Directors of

Knight Transportation, Inc.

5601 West Buckeye Road

Phoenix, Arizona 85043

Members of the Board of Directors:

We hereby consent to the inclusion of our opinion letter, dated April 9, 2017, to the Board of Directors of Knight Transportation, Inc. (the “Company”) as Annex C to, and reference thereto under the captions “Summary—Opinion of Knight’s Financial Advisor”, “Risk Factors”, “The Transaction—Background of the Transaction”, “The Transaction—Knight’s Reasons for the Transaction; Recommendation of the Knight Board of Directors”, “The Transaction—Opinion of Knight’s Financial Advisor”, and “The Transaction—Knight Management’s Unaudited Prospective Financial Information” in, this joint proxy statement/prospectus included in the Registration Statement on Form S-4 filed by Swift Transportation Company (“Swift”) with the U.S. Securities and Exchange Commission (the “SEC”) on May 23, 2017 (the “Registration Statement”), and relating to the proposed merger involving the Company, Swift and its wholly-owned subsidiary Bishop Merger Sub, Inc. Notwithstanding the foregoing, it is understood that our consent is being delivered solely in connection with the filing of the Registration Statement and that our opinion letter is not to be used, circulated, quoted or otherwise referred to for any other purpose, nor is it to be filed with, included in or referred to in whole or in part in any registration statement (including any subsequent amendments to the Registration Statement), joint proxy statement/prospectus or any other document, except with our prior written consent. By giving such consent, we do not thereby admit that we are experts with respect to any part of such Registration Statement within the meaning of the term “expert” as used in, or that we come within the category of persons whose consent is required under, the Securities Act of 1933, as amended, or the rules and regulations of the SEC promulgated thereunder.

Very truly yours,

EVERCORE GROUP L.L.C.

By:	/s/ Mark Friedman
Name:	Mark Friedman
Title:	Senior Managing Director